Exhibit 3.1

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that Intorio, Corp. did, on 01/04/2021, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - Profit Corporation NRS 78 - Articles of Incorporation Profit Corporation NRS 80 - Foreign Corporation NRS 89 - Articles of Incorporation Professional Corporation 78A Formation - Close Corporation (Name of closed corporation MUST appear in the below heading) Articles of Formation of a close corporation (NRS 78A) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT 1. Name of Entity: (If foreign, name in home jurisdiction) Intorio, Corp. 2. Registered Agent for Service of Process: (Check only one box) Commercial Registered Noncommercial Registered Agent Office or position with Entity Agent (name only below) (name and address below) (title and address below) INCORP SERVICES, INC. Name of Registered Agent OR Title of Office or Position with Entity 3773 HOWARD HUGHES PKWY STE 500S Las Vegas Nevada 89169 Street Address City Zip Code Nevada Mailing Address (If different from street address) City Zip Code 2a. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form. X Vanissa Moon on behalf of InCorp Services, Inc. 01/04/2021 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below) This corporation is a close corporation operating with a board of directors Yes OR No 4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions) 1 ) Gagi Gogolashvili Name 24 Alexander Kazbegi Ave Address Tbilisi Tbilisi 0177 City State Zip Code 5. Jurisdiction of Incorporation: (NRS 80 only) 5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. Filed in the Office of Secretary of State State Of Nevada Business Number E11416362021 - 6 Filing Number 20211141635 Filed On 01/04/2021 11:14:40 AM Number of Pages 2 Page 1 of 2 Pages

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation - profit Corporation Continued, Page 2 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) By selecting “Yes” you are indicating that the corporation is organized as a Yes benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) 8. Authorized Shares: (Number of shares corporation is authorized to issue) Number of common shares with Par value: 75000000.0 Par value: $ 0.000100 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. 9. Name and I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Gagi Gogolashvili Georgia Name Country 24 Alexander Kazbegi Ave Tbilisi Address City State Zip/Postal Code X Gagi Gogolashvili (attach additional page if necessary) Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Please include any required or optional information in space below: (attach additional page(s) if necessary) Page 2 of 2 Pages